UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2014

JOEY NEW YORK, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-180954	68-0682410
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

  Trump Tower I,  16001 Collins Ave. #3202, Sunny Isles Beach, Fl 33160
(Address of Principal Executive Offices)

(305) 948-9998
Registrants Telephone Number

   909 Bay Street, Suite 812, Toronto, Ontario, Canada M5S 3G2
(Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this Current Report on Form 8-K are “forward-looking statements.” These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are sometimes identified by language such as “believes,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “projects,” “future” and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this Current Report on Form 8-K include, but are not limited to, those noted under the caption “Risk Factors” contained in this Current Report on Form 8-K. Readers should carefully review this information as well the risks and other uncertainties described in other filings we may make after the date of this Current Report on Form 8-K with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

EXPLANATORY NOTE

On September 5, 2013, the Registrant [formerly Pronto, Corp.], a Nevada Corporation changed its name from Pronto, Corp. to Joey New York, Inc. (“JOEY”)  in anticipation of the acquisition of RAR Beauty, LLC, a Florida Limited Liability Company (“RAR”). RAR does business as and sells its beauty and skin care products under the name Joey New York.

On May 12, 2014, the parties completed an acquisition of RAR. RAR is now a wholly owned subsidiary of JOEY.  All parties have undertaken to make all required share/ownership exchanges and other actions effective as of that date. All business operations of RAR continue and have become the operations of JOEY (the “Company”).

The terms “the Company,” “we,” “us,” and “our” refer to JOEY and RAR, after giving effect to the acquisition, unless otherwise stated or the context clearly indicates otherwise. This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 7, 2014, the Company entered into an acquisition agreement which was completed on May 12, 2014. For a description of the acquisition, please see Item 2.01 of this Current Report on Form 8-K, and our Current Report on Form 8-K filed on May 9, 2014 which disclosure is incorporated herein by reference.

Section 2 – Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Acquisition Agreement with RAR Beauty, LLC., a Florida Limited Liability Company.

On September 5, 2013, the we changed our name from Pronto, Corp. to Joey New York, Inc. in anticipation of the acquisition of RAR Beauty, LLC, a Florida Limited Liability Company. Our OTCBB quotation symbol was also changed to JOEY.

On May 12, 2014, the Company completed an acquisition agreement with RAR Beauty, LLC, a Florida limited liability company (“RAR”). Pursuant to the Agreement the Company issued promissory notes totaling $3,000,000 due in twenty four months at 5% annual interest to the two members of RAR (Joey Chancis and Richard Roer) in exchange for 100% of the membership interests of RAR. The Company also issued Svetlana Gofman, our then sole director and officer a promissory note for $15,600 due in sixty days at an annual interest rate of 5% for debt owed to her by the Company.

Pursuant to the Agreement Svetlana Gofman, our sole director and officer shall resign as the sole officer but remains a director of the Company. The agreement provided that the size of the Board of Directors shall be four members; and comprise two additional persons designated by RAR and one additional person designated by Svetlana Gofman.

Upon the completion of the transaction, Joey Chancis, Richard Chancis and Richard Roer have agreed to purchase individually from our sole Officer and Director, Svetlana Gofman, a total of 52,000,000 common shares personally owned by her for a total purchase price of $4,000.

This sale has resulted in a change of control whereby Joey Chancis, Richard Chancis and Richard Roer currently own collectively approximately 75% of the currently issued and outstanding 69,000,000 shares of the common stock of our Company.

RAR Beauty, LLC doing business under the name Joey New York, distributes natural skin care and beauty products on wholesale and retail levels.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by the Acquisition Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Explanatory Note: We have acquired RAR Beauty, LLC, a Florida Limited Liability Company (“RAR”). RAR does business as and sells its beauty and skin care products under the brand name Joey New York.  Having completed the acquisition our operations are now primarily those of RAR on a going forward basis. The following discussion includes the operations RAR as a result of the acquisition.

BUSINESS HISTORY

Joey New York, Inc. (“the Company”) was incorporated under the laws of the State of Nevada on December 22, 2011.

On May 12, 2014, the Company acquired RAR Beauty, LLC, a Florida Limited Liability Company formed on July 13, 2009 (“RAR”). RAR does business as and sells its beauty and skin care products under the name Joey New York.

BUSINESS DESCRIPTION

Introduction

The Company through its wholly owned subsidiary, RAR Beauty, LLC doing business under the name Joey New York, distributes natural skin care and beauty products on wholesale and retail levels.

The Company’s headquarters is based in Sunny Isles Beach, Florida.   The Company seeks to increase market share and introduce its product line through multiple channel markets.  The Company faces competition from nationally recognized firms that may have greater resources of personnel, capitalization, and reputation.  The Company has therefore concentrated its efforts on product quality and performance.

Joey New York product lines include skin care treatments and beauty enhancements that are health conscious, effective and affordable.  In keeping with our beauty mission, we have utilized the water from tender young green coconuts, blended with Indian ginseng extract, into our new fast-acting QUICK RESULTS skincare collection.

Principal Products

In the early 1990’s the Joey New York brand pioneered the “instant visible results spa at home concept” and was the innovator of producing products that were deemed “the safe alternatives to painful, costly dermatological procedures”, selling beauty products to the prestige market.

Skincare expert and Founder Joey Chancis has reinvented the Joey New York brand. One of the new and recently launched collections is the quick results coconut water product. These products are designed to deliver amazing results in a healthy new way with the help of one of nature’s most healing, soothing ingredients: Young Green Tender Coconut Water.

Joey New York® formulates and develops trendsetting products that don’t currently exist and fills a void in today’s marketplace. Joey is known for creating new market niches by constantly launching innovative new products utilizing the latest skin care technology and best raw materials available on the planet. Joey New York® products are designed for at home use as topicals which are marketed to be safe, less expensive alternatives to sometimes painful dermatological procedures or spa treatments such as facial peels and fillers.

The Joey New York® product line is a curated collection of “Hero Items” that instantly address specific skin needs from blackheads to wrinkles to rosacea and beyond. These products are not meant to compete with other skin care products or brands on the market, but to complement them.

They are specifically designed to amplify any skin care regimen enhancing results dramatically. The Quick Results® collection represents the culmination of 20+ years of experience in formulation and meeting the needs of Joey’s loyal customers. All products have been created with the “health conscious”, ingredient savvy, and results-oriented consumer in mind.

THE COCONUT REVOLUTION: The Hawaiians call Coconut Water “NEOLANI” which means “Dew from the Heavens”. Through new technology, Joey New York® has formulated Coconut Water harvested from young, tender, green coconuts and integrated it with other active ingredients to develop its Quick Results® collection of skin care products.

It is a known fact that many Latin American women take great interest in preserving their youthful appearances and good health. A long kept daily “lifestyle” secret is their use of Coconut Water both topically and internally. Fresh Coconut Water offers unparalleled nutritional value that is rich in vitamins, minerals and protein. It provides trace amounts of Calcium, Potassium, Folic Acid, Magnesium and Zinc, as well as protein for added moisturization to the skin. Coconut Water naturally replenishes the skin with these nutrients restoring a healthy, youthful glow.

Marketing & Distribution Methods

Sales & Marketing Strategy Joey New York® will directly target certain vertical markets primarily driven by age, education and the demand for health and natural products. Positioning is determined by developing small collections as opposed to being too “SKU” intensive in one category allowing diversity of product amongst a cross-section of the consumer base. Joey fills a void in the market with items that previously were nonexistent and continually expanding a foothold in this space. Efforts focused on advertising, editorial events, and training will help Joey remain relevant and current while being an innovative visionary. Also, Joey will capitalize on retail relationships in the founder’s rolodex developed through past commercial success.

SALES AND SUPPORT RESOURCES: At present Joey Chancis is responsible for overseeing approximately 2,000 accounts in the professional and salon industry, as well as, boutique chain stores in the U.S.   Some of these stores have sold Joey’s original collection in the past. Joey also has retained freelance independent contractors that are strategically placed in key territories around the country who are always available to train, sell or provide services when needed.

SHORT-TERM MARKETING STRATEGY: Joey New York® currently has a proven collection, called Quick Results®, with a strategy of having a strong retail presence in Masstige and specialty stores in the U.S. and internationally.

Currently, Joey’s products can be found in Look Boutiques, Peninsula Beauty stores, as well as, online at Urban Outfitters and dermstore.com.

In addition to the Quick Results Coconut Water collection, Joey is currently in R&D with plans to bring to market three new collections.  These collections will be proprietary brands powered by Joey New York.  It will consist of a twelve sku collection sold through the prestige markets, an eight sku collection sold through the health/wellness markets and a six sku collection for the SuperStore markets.

INTERNET MARKETING STRATEGY: Joey is beginning the process of an overhaul to enhance their website and other technology components including: Quick response (QR) codes on all packaging that will revert back to the site and with product information, tutorials and “how to” videos for quick reference.

* JNY Mobile App.
* Strong social media campaigns through Instagram, YouTube, Twitter, Facebook and LinkedIn.
* Working with a website and SEO agency to complete the initial project utilizing Magento as a platform.
* “Pay Per Click” marketing program.

Background of Industry & Market Analysis

THE GLOBAL COSMECEUTICALS INDUSTRY: The global cosmetics market was approximately $233 billion in 2012 and is expected to reach $292 billion worldwide by 2017 with a Compound Annual Growth Rate (CAGR) of 4.6%. Cosmeceuticals are capturing an ever-growing share of this market from 13% in 2012 to an expected market share of 16% in 2017 with “skin care” cosmeceuticals as the largest vertical market dominating the category with a 60% share. Despite the ongoing economic difficulties in many parts of the world, the beauty industry continues to defy the downturn. NPD, R&D and the creation of new brands in the beauty sector is outperforming many other consumer industries and the outlook from analysts is largely positive.

“The resilience of the beauty industry is clear to see,” says Mary-Ellen Field, Chairman of Brand Finance. “If you compare it to other industries it’s holding up very well. Fashion for instance, with the exception of a few retailers, is really suffering.”

The beauty industry’s ability to weather the financial storm can be attributed to a number of factors: burgeoning consumerism in developing markets is providing demand for personal care and cosmetic products; while in more mature markets spending on discretionary items such as beauty products has increased at the expense of the bigger ticket items. Luxury brands, in particular, have enjoyed a renewed uptake.

Leading business intelligence provider GBI Research states that the global cosmeceuticals market will be driven by “technological advances and consumer awareness” and will “boost commercial potential for innovative and premium-priced products” through 2018. GBI found that the global cosmeceuticals market was estimated to be worth $30.9 billion in 2011, having grown at a CAGR of 3.6% from $24.1 billion in 2004 and trending to conservatively reach $36.88 billion by 2016. In 2011, the top five European countries accounted for almost 65% of the overall cosmeceuticals market, followed by the US as the single largest market. This is mainly driven by the obsession with maintaining a youthful appearance, better results of cosmeceuticals, heavy marketing, slow economic improvement, and rising per-capita disposable income.

Cosmeceutical brand growth is further driven by expanded markets in Asia-Pacific, digital marketing and the offer of personalized customer experiences and e-commerce. Demand is driven by the emergence of the urban middle class with increased incomes, affordability and urbanization who demand efficient products and luxury brands. Anti-oxidants remain one of the most popular ingredients for skin care and are now being included in other healthcare regimens for their perceived benefits to overall health.

THE COSMECEUTICAL SKIN CARE MARKET: According to IBISWorld from 2008 to 2013, the market has experienced a CAGR of 11% and the current market size is estimated to $5 billion employing nearly 6800 people in 238 companies. Over the past 5 years, strong investment in research and development and an aging population have underpinned rapid growth, even during the recession. While growth is expected to slow slightly over the next five years as the market approaches saturation and competition heats up, higher demand from mass merchandisers and value-priced products will keep demand for the industry strong. The cosmeceutical skincare production industry is in a growth stage of its life cycle. Its contribution to the US economy – measured by its industry value added (IVA) – has far outpaced general economic growth and is expected to continue in this manner through the foreseeable future. Over the 10 years to 2018, IBISWorld anticipates IVA growth at an average annual rate of 8.1%; meanwhile, U.S. GDP is forecast to increase at an annualized 2.1%.

Industry-wide, cosmeceutical skin care is the most robust and highest growth vertical market. As with the overall cosmeceuticals industry, strong research and development investment, coupled with technological advances, not only have underpinned the industry's expansion during the recession but more importantly will drive growth through 2018.

THE ORGANIC PERSONAL CARE MARKET: According to Transparency Market Research, the global demand for organic personal care products was over $7.6 billion in 2012 is expected to reach $13.2 billion by 2018, growing at a Compound Annual Growth Rate (CAGR) of 9.6% from 2012 to 2018. More importantly, skin care products dominated the demand in the global organic personal care products market niche in 2011, with a 32.1% share, followed by hair care and cosmetics segments.

The industry is witnessing significant growth in terms of sales and technological advancements over the past few years because of increasing consumer awareness towards personal hygiene and health. Growing concern regarding skin care is particularly fuelling the robust growth across all market segments and geographies. Increasing demand for organic and natural cosmetic and toiletries products is creating new growth opportunities in this field which is encouraging the emergence of new market players in this arena.

Competitive Business Conditions and Methods of Competition

According to ranker.com, while many of the Global Beauty large-cap competitors in the beauty industry provide broad-base, SKU-intensive product lines, many of the smaller companies enjoy fierce customer loyalty amongst their brands. They state that once customers find the perfect beauty or makeup product, they tend to stick to their favorites. Because consumers have such strong brand loyalty, people are often more willing to pay a price premium for their favorites. There are also many inexpensive, quality beauty brands that are affordable for the average consumer.

Skin Care Competition: According to LiveStrong.com, a non-profit and unbiased healthy living organization, they rank the Top 10 Skin Care product lines as:

1. Proactiv: According to the Tanning Advisor website, Proactiv is the most popular acne product. Proactiv is effective at removing blemishes and fighting acne flare-ups. The Proactiv product line contains a cleanser, toner, repair treatment, moisturizer and mask.

2. Kiehl's: Offers a complete line of cleansers, toners and moisturizers designed to work together to provide healthy skin. The Cosmetics Cop website claims that the best product to clean your face is Kiehl's Ultra Facial Cleanser. It is free from fragrance and gentle, yet can still remove most of your makeup.

3. Sephora: Carries a variety of product lines, including their own brand of skin care and makeup. The Cosmetics Cop recommends Sephora's FACE Waterproof Eye Makeup Remover. This product has no fragrance added, and will take all your makeup off, including mascara that is waterproof.

4. Mary Kay: Offers skin care products as well as makeup that are designed to work together in an overall beauty regime. Before you apply your makeup and after you remove it, use an eye cream to help decrease the number of wrinkles around your eyes. Mary Kay's Instant Action Eye Cream will help smooth out the lines and give you a youthful, bright-eyed look. If you are pressed for time, choose Mary Kay's Timewise 3-in-1 Cleanser. You can clean, exfoliate and freshen your skin in one step. According to the Tanning Advisor website, you'll have the extra benefit of the antioxidant vitamin E.

5. Neutrogena: Offers a wide variety of cleansers, creams, lotions and self-tanners that are easily found in drugstores. The Neutrogena Norwegian Formula Hand Cream will give you soft hands without making them feel oily. Neutrogena also has self-tanning products that condition your skin as they give you a bronze glow.

6. Estee Lauder: Owns several companies with skin care lines, including Estee Lauder, Aramis, Clinique, Prescriptives, Origins, M-A-C, Aveda, Smashbox and Bobbie Brown. Each of the Estee Lauder companies' skin care lines specialize in a specific demographic. The Estee Lauder brand of skin care is designed to help keep skin youthful and glowing, with some repair creams and wrinkle reducing elixirs in the product line. Clinique offers fragrance-free products for all skin types. Presciptives has a line of skin care that works with personalized color-matching makeup.

7. Olay: Offers a complete product line designed to clean, moisturize and tone your skin. The company's Regenerist product line is formulated to repair and minimize the damage cause by aging.

8. Avon: Offers complete skin care for the mature woman under the Avon brand, and a line for younger women and teens under the Mark brand. Most Avon representatives offer testers and samples to help select the products that work for you.

9. Queen Helene: Offers a variety of skin care products, including scrubs, masks and moisturizers. If you need a deep cleaning facial mask, try the Queen Helene Mint Julep Face Mask. You can get rid of pimples and blackheads while you refresh your skin.

10. Burt’s Bees: Offers a complete line of all natural skin care products, including cleansers, toners and moisturizers. Marie Claire Magazine has the Burt's Bees Lemon Poppy Seed Facial Cleanser on their list of top six skin care products.

While there is a wide range of competitors globally, Joey New York® is once again establishing itself as unique and innovative.

Materials and Suppliers
Our materials are sourced from various suppliers, products are manufactured under contract and distributed from a central contracted facility that processes orders and ships direct for a per transaction fee.

Certain Agreements
We currently rely on the products and services of a small number of suppliers and service providers. The failure of these suppliers to perform to our standards could adversely affect the quality of our products and our ability to perform timely in delivery. We believe that the loss of any of these providers could impact our operations in the short term while the impacted operations are transitioned to a new provider.

Research and Development
The Company has not incurred significant expense for research and development activities, Research and development activities have been conducted by our CEO Joey Chancis utilizing her longstanding relationships with her preferred lab facilities and support staff.  We may incur significant expense for research and development activities in the future as we continue to develop.

Patents and Licenses
We do not currently own any patents or licenses. We do hold certain trademarks related to our products.

Government Regulation
The two most important laws pertaining to cosmetics marketed in the United States are the Federal Food, Drug, and Cosmetic Act (FD&C Act) and the Fair Packaging and Labeling Act (FPLA). FDA regulates cosmetics under the authority of these laws.

The FD&C Act defines cosmetics by their intended use, as "articles intended to be rubbed, poured, sprinkled, or sprayed on, introduced into, or otherwise applied to the human body...for cleansing, beautifying, promoting attractiveness, or altering the appearance" (FD&C Act, sec. 201(i)). Among the products included in this definition are skin moisturizers, perfumes, lipsticks, fingernail polishes, eye and facial makeup, cleansing shampoos, permanent waves, hair colors, and deodorants, as well as any substance intended for use as a component of a cosmetic product.

The FD&C Act prohibits the marketing of adulterated or misbranded cosmetics in interstate commerce. “Adulteration” refers to violations involving product composition--whether they result from ingredients, contaminants, processing, packaging, or shipping and handling. “Misbranding” refers to violations involving improperly labeled or deceptively packaged products. Under the FD&C Act, a product also may be misbranded due to failure to provide material facts. This means, for example, any directions for safe use and warning statements needed to ensure a product's safe use.

In addition, under the authority of the FPLA, FDA requires a list of ingredients for cosmetics marketed on a retail basis to consumers (Title 21, Code of Federal Regulations (CFR), section 701.3). Cosmetics that fail to comply with the FPLA are considered misbranded under the FD&C Act. (FPLA, section 1456) This requirement does not apply to cosmetics distributed solely for professional use, institutional use (such as in schools or the workplace), or as free samples or hotel amenities.

FDA can take action against cosmetics on the market that are in violation of these laws, as well as companies and individuals who market such products.

FDA's legal authority over cosmetics is different from their authority over other products they regulate, such as drugs, biologics, and medical devices. Under the law, cosmetic products and ingredients do not need FDA premarket approval, with the exception of color additives. However, FDA can pursue enforcement action against products on the market that are not in compliance with the law, or against firms or individuals who violate the law.

We follow best practices guidelines and utilize quality suppliers that comply with all regulatory requirements.

Cost of Compliance with Environmental laws
We do not incur any significant costs resulting from our operations to comply with environmental Laws.

Employees
The Company currently has a total of three officers and employees including its corporate management, sales and operational employees. We also have two non-executive directors.

RISK FACTORS

Risks Related to Our Business

We have a history of losses, we may never be profitable.
Our operations have not been profitable on a GAAP, cash flow, or Adjusted EBITDA basis.  We will be unable to achieve profitability unless we experience substantial revenue growth.  We may never be able to achieve or maintain profitability.

Our Ability to Continue as a Going Concern. We may incur operating losses and will potentially incur net losses until we can produce sufficient revenues to cover our costs. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include the rate of market acceptance of our products, services, competitive efforts and general economic trends. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. You have limited historical financial data and operating results with which to evaluate our business and our prospects. As a result, you should consider our prospects in light of the early stage of our business in a new and rapidly evolving market.

We may need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests.
We may need to raise additional capital in the future, which may not be available on reasonable terms or at all.  Our present cash flow from operations is insufficient to achieve our business plan.  We may need to raise additional funds through public or private debt or equity financings to meet various objectives including, but not limited to:

●	pursuing growth opportunities, including more rapid expansion;
●	acquiring complementary businesses;
●	hiring and/or incentivizing qualified management and key employees;
●	developing new products;
●	responding to competitive pressures; and
●	developing new distribution channels.

As a result of the economic recession, and the continuing economic uncertainty, it has been difficult for companies, particularly smaller ones, to obtain equity or debt financing.

Any additional capital raised through the sale of equity or equity-backed securities may dilute current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities.  The terms of those securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect.

Debt securities, on the other hand, are senior to common stock, might contain onerous restrictive covenants, and must be repaid when they mature; and if we do not profitably use the money raised, we may not have enough cash on hand to repay the debt upon maturity without impairing our operations.

Furthermore, any additional debt or equity or other financing that we may need may not be available on terms favorable to us, or at all.  If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our reported financial results.

We may not be able to manage our growth effectively.
Our strategy envisions growing our business.  There can be no assurance that such growth will occur, either to the extent our strategy envisions or at all.  Even if we do grow, if we fail to manage our growth effectively our financial results could be adversely affected.  Growth may place a strain on our management systems and resources.  We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources.  As we grow, we must continue to hire, train, supervise and manage new employees.  We cannot assure you that we will be able to:

●	meet our capital needs;
●	implement, improve and expand our operational, financial, management information, risk management and other systems effectively or efficiently or in a timely manner;
●	allocate our human resources optimally;
●	identify, hire, train, motivate and retain qualified managers and employees;
●	develop the management skills of our managers and supervisors; or
●	evolve a corporate culture that is conducive to success.

If we are unable to manage our growth and our operations our financial results could be adversely affected.

If we fail to maintain an effective system of internal control over financial reporting and other business practices, and of Board-level oversight, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties.  Consequently, investors could lose confidence in our financial reporting, and this may decrease the trading price of our stock.
We must maintain effective internal controls to provide reliable financial reports and to prevent and detect fraud and other improprieties.  We are responsible to review and assess our internal controls and implement additional controls when improvement is needed.  Failure to implement any required changes to our internal controls or any others that we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information.  Any such loss of confidence would have a negative effect on the market price of our stock.

Because we are relatively small, our internal control procedures may not be fully mature. We have limited internal personnel to implement procedures and must scale our procedures to be compatible with our resources. We also rely on outside professionals including accountants and attorneys to support our control procedures.

Also, and in any event, Sarbanes-Oxley Act requirements regarding internal control over financial reporting, and other internal controls over business practices, are costly to implement and maintain, and such costs are relatively more burdensome for smaller companies such as us than for larger companies.

We currently do not an Audit Committee, a Compensation Committee or a Governance and Nominating Committee, composed of independent directors.  These functions are conducted by the board as a whole which was only recently expanded from a single member. Accordingly, these Committees’ oversight procedures and issues familiarity may not yet be fully mature.

Our management ranks are thin, and losing or failing to add key personnel could adversely affect our business.
Our future performance depends substantially on the continued service of our senior management and other key personnel, including personnel which we need to hire.  In particular, our success depends upon the continued efforts of our senior management team.  We need to identify and hire additional senior managers to perform key tasks and roles.  We do not have key person life insurance on any of our personnel.

We are subject to competition from larger well recognized companies controlling multiple brands. Many of our competitors may be better positioned to compete and react to changes in the market for our products than we are.
We have many actual and potential competitors, many of whom may have more financial, personnel, intellectual property, development and/or reputational resources than we do.  If we and our business do not grow larger, we will not be able to enjoy the brand power and economies of scale that many of our competitors do.

We may be unable to develop and introduce in a timely way new products or services.
The planned timing and introduction of new products and services are subject to risks and uncertainties.  Unexpected technical, operational, supply, distribution or other problems could delay or prevent the introduction of new products and services, which could result in a loss of, or delay in, revenues.

Applicable rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may be burdensome to us and/or make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for our effective management because of the rules and regulations that govern publicly-held companies.  The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by national securities exchanges.  (Our securities are not currently listed on any national securities exchange.)  The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these recent changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters.  We may have difficulty attracting and retaining directors with the requisite qualifications.  If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our common stock on any national securities exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

We have a history of related-party transactions.
Throughout our history we have engaged in related-party transactions with our directors and officers. In all related-party transactions, there is a risk that even if the Company personnel on the other side of the table from the related party are striving to ensure that the terms of the transaction are arms-length, the related party’s influence may be such that the transaction terms could be viewed as favorable to that related-party. We intend to establish committees comprised of independent directors in the future to review proposed related-party transactions, but even such committees and procedures may be susceptible to the influences inherent to these types of transactions. Our financial statements and other disclosure in this Current Report provide specific information about our prior related-party transactions. We may engage in additional related-party transactions in the future.

Risks Related to Our Industry

The Market For our Products can be Uncertain.
Demand and market acceptance for our products and services can be uncertain. If the market for our products and services fail to grow, develops more slowly than we expect, or becomes saturated with competing products or services, then our business, financial condition, and results of operations can be adversely affected.

Our Industry Is Dominated by Large Entities with Diverse Product Offerings, We May Have Difficulty Competing.
Competition in the health and beauty market is intense and dominated by companies with high sales volumes creating significant cost advantages. These other companies may have substantially greater financial, technical and marketing resources than us. There can be no assurance that we will be able to compete effectively or successfully implement our business plan.

Our Success Is Dependent On Our Ability To Service Our Customers.
To successfully grow, we need to both deliver our products and services to the market and provide a high level of market expertise, and education and customer support. To complement our product and services with a high level of service could have a material, detrimental impact on our business.

We Rely on a Few Suppliers and Service Providers.
We currently rely on the products and services of a small number of suppliers and service providers. The failure of these suppliers to perform to our standards could adversely affect the quality of our products and our ability to perform timely in delivery. We believe that the loss of any of these providers could impact our operations in the short term while the impacted operations are transitioned to a new provider.

We May Become Involved In Costly Consumer Litigation.
We sell consumer and professional products which could potentially expose us claims if the product causes loss or personal injury. Commercially available insurance may be unavailable and inadequate to protect us against all potential claims. Further, there can be no assurance that adequate insurance will be available in the future at a reasonable cost to protect us against potential claims.

Risks Related to Our Common Stock

Our common stock is not traded on any national securities exchange.
Our common stock is currently quoted on the OTC Bulletin Board, which may increase price quotation volatility and could limit the liquidity of the common stock, all of which may adversely affect the market price of the common stock and our ability to raise additional capital.

Trading in our stock has been modest, so investors may not be able to sell as much stock as they want at prevailing prices.  Moreover, modest volume can increase stock price volatility.
The average daily trading volume in our common stock for the twelve-month period ended September 30, 2013 was approximately 185,121 shares.  If modest trading in our stock continues, it may be difficult for investors to sell or buy substantial quantities of shares in the public market at any given time at prevailing prices.  Moreover, the market price for shares of our common stock may be made more volatile because of the relatively low volume of trading in our common stock.  When trading volume is low, significant price movement can be caused by the trading in a relatively small number of shares.

Applicable SEC rules governing the trading of “penny stocks” limits the trading and liquidity of the common stock which may affect the trading price of the common stock.
Our common stock is currently quoted on the OTC Bulletin Board, and trades below $5.00 per share, and we have less than $2,000,000 of net tangible assets; therefore, the common stock is currently considered a “penny stock” and so is subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded.  These regulations require the delivery, before any transaction involving a penny stock, of a disclosure explaining the penny stock market and the associated risks; and certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction before sale.  In addition, margin regulations prevent low-priced stocks such as ours from being used as collateral for brokers’ margin loans to investors.  These regulations have the effect of limiting the trading activity of the common stock and reducing the liquidity of an investment in our common stock.  In addition, many institutional investors, as a matter of policy, do not invest in stocks which are not traded on a national securities exchange and/or which trade for less than $5.00 per share (or some lower price point).

Securities analysts may not initiate coverage or continue to cover our common stock, and this may have a negative impact on its market price.
Common stock prices are often significantly influenced by the research and reports that securities analysts publish about companies and their business.  We do not have any control over these analysts.  There is no guarantee that securities analysts will cover our common stock.  If securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price.  If we are covered by securities analysts and our stock is downgraded, our stock price will likely decline.  If one or more of these analysts ceases to cover us or fails to publish regular reports on us, we can lose visibility in the financial markets, which can cause our stock price or trading volume to decline.

The price of our common stock has been and may continue to be volatile, which could lead to losses by investors and costly securities litigation.
The trading price of our common stock has been and is likely to continue to be volatile and could fluctuate in response to factors such as:

●	actual or anticipated variations in our operating results (including whether we have achieved our key business targets and/or earnings estimates) and prospects;
●	announcements by us or our competitors of significant acquisitions, business wins, strategic partnerships, joint ventures or capital commitments;
●	additions or departures of key personnel;
●	introduction of new products by us or our competitors;
●	sales of our common stock or other securities in the open market (particularly if overall trading volume is not high);
●	general market conditions and broader political and economic conditions; and
●	other events or factors, many of which are beyond our control.

The stock market has experienced significant price and volume fluctuations, which have often been unrelated to the operating performance of companies, and in particular the market prices of stock in smaller companies and technology companies have been highly volatile.  The market price of our common stock at any particular time may not remain the market price in the future.  In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against that company.  Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not expect any cash dividends to be paid on our common stock in the foreseeable future.
We have never declared or paid a cash dividend on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future.  We expect to use any future earnings, as well as any capital that may be raised in the future, to fund business growth.  Consequently, a stockholder’s only opportunity to achieve a return on investment would be for the price of our common stock to appreciate and that stockholder to sell his or her shares at a profit.  We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.
We have issued common stock and other equity-based securities in support of our business objectives and initiatives.  In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders.  We are currently authorized to issue an aggregate of 1,500,000,000 shares of common stock.  As of May 12, 2014, there were 69,000,000 shares outstanding, and no outstanding stock options, warrants or convertible debt.  We may issue in the future additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  Such securities may be issued at below-market prices or, in any event, prices that are significantly lower than the price at which you may have paid for your shares.  The future issuance of any such securities may create downward pressure on, or dampen any upward trend in, the trading price of our common stock.

We are controlled by our CEO/major stockholder Joey Chancis and President/ major stockholder Richard Roer.
Joey Chancis, our CEO, beneficially owns approximately 42.75% of our outstanding common stock, on a Rule 13d-3 basis, as of May 12, 2014.  Richard Roer, our President, beneficially owns approximately 32.60% of our outstanding common stock, on a Rule 13d-3 basis, as of May 12, 2014. They are also related as father and daughter. Such concentrated control of the Company may adversely affect the price of our common stock.  Because of his high percentage of beneficial ownership, and their positions as officers and directors, Chancis and Roer may be able to control matters requiring the vote of stockholders, including the election of our Board of Directors and certain other significant corporate actions.  This control could delay, defer or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our other stockholders and us.  This control could adversely affect the voting and other rights of our stockholders and could depress the market price of our common stock.  Actions which Chancis and Roer determine to be in their best interest might not be in your (or even our) best interest.  If you acquire common stock, you may have no effective voice in the management of the Company.

FINANCIAL INFORMATION

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Management's Discussion and Analysis of Financial Condition and Results of Operations
Joey New York, Inc. has completed an acquisition of RAR Beauty, LLC., a Florida Limited Liability Company.  The following discussion relates to the current operations and financial statements of RAR Beauty LLC included with this Current Report on Form 8-K.

Forward-Looking Statements

The following Management’s Discussion and Analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this Current Report. The Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  Any statements that are not statements of historical fact are forward-looking statements.  When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Current Report.  Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors such as those noted under “Risk Factors” in this Current Report.  We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Current Report.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The reported financial results and disclosures were determined using the significant accounting policies, practices and estimates described below:

GOING CONCERN
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  For the years ended December 31, 2013 and 2012, the Company has incurred a losses from operations of $380,072 and $102,336, respectively. The Company has a history of losses resulting in an accumulated deficit from operations totaling $600,112 since inception.  The Company intends to fund operations and continuing product development through debt and equity financing arrangements, which efforts may be insufficient to fund its capital expenditures, working capital and other cash requirements.  The Company cannot be certain that it will be successful in its efforts to attain such capital or that the terms of capital will be at acceptable terms.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

USE OF ESTIMATES
The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Significant estimates include considerations for allowance for doubtful accounts, product obsolescence and depreciation lives and methods. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS
The Company’s balance sheet includes certain financial instruments, primarily, cash, accounts receivable, inventory, accounts payable, and member loans. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

CASH
For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

ACCOUNTS RECEIVABLE
The company uses the reserve method of accounting for doubtful accounts. There were no material bad debts in 2013 and 2012. Based on prior experience no provision for doubtful accounts was deemed necessary.

CONCENTRATIONS AND CREDIT RISKS
The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash and cash equivalents and accounts receivable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Receivables - The Company issues credit to its customers, based on their credit worthiness.  The Company does not have a long history with its customers, to base its credit history and therefore has credit risk.  The Company has not incurred bad debts and therefore has not set a provision for doubtful accounts.  The Company has had sales to one customer, which represents approximately 27% of its sales for the year ending December 31, 2013.

INVENTORY
Inventory is stated at the lower of cost or market, determined by the first-in, first-out method.  Inventory consists solely of finished goods.

PROPERTY AND EQUIPMENT AND LONG-LIVED ASSETS
Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets, five years, utilizing the straight method.  Maintenance and repairs are expensed as incurred.  Expenditures which significantly increase value or extend useful asset lives are capitalized. When property or equipment is sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized.  The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation period or the undepreciated balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of property and equipment existed at December 31, 2013.

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  We did not recognize any impairment losses for any periods presented.

RELATED PARTIES
The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

REVENUE RECOGNITION
The Company recognizes revenue when it is realized or realizable and estimable in accordance with ASC 605, “Revenue Recognition”.    The Company will recognize revenue only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

We recognize a sale when the product has been shipped at which time risk of loss has passed to the customer and the above criteria have been met.

ADVERTISING
The Company follows ASC 720, “Advertising Costs,” and expenses costs as incurred.    Advertising costs incurred for the years ending December 31, 2013 and 2012 was $3,748 and $18,920, respectively.

RESEARCH AND DEVELOPMENT
The Company does not engage in research and development as defined in ASC Topic 730, “Accounting for Research and Development Costs.”

PRODUCT WARRANTIES
The Company has no history of warranty costs and expenditures.  The Company purchases products directly from manufacturers and relies upon warranties provided by the product manufacturer.  Any costs are to be expensed as incurred until such time that potential future costs may be estimated.  As of December 31, 2013 and 2012, no such costs have been incurred and no such costs are anticipated; therefore, no liability reserve has been established.

COMMITMENTS AND CONTINGENCIES
The Company follows ASC 450-20, “Loss Contingencies,” to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of December 31, 2013 and 2012.

Financial Condition and Results of Operations

We have incurred recurring losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Year ended December 31, 2013 compared to year ended December 31, 2012

Our net loss for the year ended December 31, 2013 was $380,072 compared to a net loss of $102,336 during the year ended December 31, 2012. This increased losses are attributable primarily to increase in marketing and sales expenses and general and administrative expenses. We expect these expenses to continue to increase as we push to develop increased sales volumes and increase distribution channels for our products.

During fiscal years ended December 31, 2013 generated revenue of $132,489 as compared to 2012 where revenues were $211,576. Revenue swings were significant due to changes in the sales and marketing begun in 2013 which are anticipated to result in increasing revenues in 2014.

Liquidity and Capital Resources
As of December 31, 2013, our current assets were $107,018 primarily consisting or inventory and our total liabilities were $710,552 primarily consisting of loans from related parties.

Cash Flows from Operating Activities
We have not generated positive cash flows from operating activities. For the fiscal year ended December 31, 2013, net cash used in operating activities was $237,684. For the fiscal year ended December 31, 2012, net cash used in operating activities was $116,913. The primary increases attributable to increased inventory and accounts payable.

Cash Flows from Financing Activities
We have financed our operations primarily from related party advances. For the year ended December 31, 2013 cash provided by related party advances was $237,725.

Plan of Operation and Funding
We expect that working capital requirements will continue to be funded through related party advances in the near term as we prepare for future capital raise through an issuance of securities. We have no guarantees or firm commitments that the related party advances will continue in the near term. Our working capital requirements are expected to increase with the growth of our business.

Existing working capital, further advances, capital raises and anticipated cash flow are expected to be adequate to fund our operations over the next twelve months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through related party advances.

In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) acquisition of inventory; (ii) developmental expenses; and (iii) marketing expenses. We intend to finance these expenses with issuances of securities.

Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

Material Commitments
As of the date of this Current Report, we do not have any material commitments.

Purchase of Significant Equipment
We do not intend to purchase any significant equipment during the next twelve months.

Off-Balance Sheet Arrangements
As of the date of this Current Report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Going Concern
The independent auditors' report accompanying our December 31, 2013 and December 31, 2012 financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that we will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

PROPERTIES
We own no properties related to our operations. We operate from business offices provided by our executive officers and we contract our warehouse and fulfillment facilities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 12, 2014 , the beneficial ownership of Joey New York, Inc. common stock by each of our directors and named executive officers, each person known to us to beneficially own more than 5% of our common stock, and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power (subject to applicable community property laws) and that person’s address is c/o Joey New York, Inc., Trump Tower I,  16001 Collins Ave. #3202, Sunny Isles Beach, Fl 33160. Shares of Common Stock subject to options, warrants, or convertible notes currently exercisable or convertible or exercisable or convertible within 60 days after May 12, 2014 are deemed outstanding for computing the share ownership and percentage of the person holding such options, warrants, or convertible notes but are not deemed outstanding for computing the percentage of any other person.

	Shares	Percentage
Joey Chancis (1)	29,500,000	42.75%
Richard Roer (2)	22,500,000	32.60%
Svetlana Gofman (3)	0	0.0%
Evgeny Smirnov (4)	0	0.0%
Richard Chancis (5)	29,500,000	42.75%

Officers and Directors as a Group ( 4 persons)	52,000,000	75.36%

(1)
Joey Chancis is CEO and Director. Includes 7,000,000 shares held in the name of Richard Chancis, which is the spouse of Joey Chancis. Joey Chancis holds directly 22,500,000 shares held in her name. Does not include any shares owned by Richard Roer which is her father of which she disclaims beneficial ownership.

(2)	Richard Roer is President and Director. Does not include any shares owned by Joey Chancis which is his daughter of which he disclaims beneficial ownership.
(3)	Svetlana Gofman is a Director.
(4)	Evgeny Smirnov is a Director.
(5)
Includes 22,500,000 shares held in the name of Joey Chancis, which is his spouse. Richard Chancis holds directly 7,000,000 shares held in his name. Does not include any shares owned by Richard Roer which is his father-in-law of which he disclaims beneficial ownership.

Note: Beneficial Ownership of Securities: Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, a beneficial owner of securities is a person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.

Equity Compensation Plan Information

We currently have no Equity Compensation plans in place.

DIRECTORS, EXECUTIVE OFFICERS

The following persons are our executive officers and directors, and hold the offices set forth opposite their names.

Name	Age	Position
Joey Chancis	46	CEO and Director
Richard Roer	71	President and Director
Svetlana Gofman	27	Director
Evgeny Smirnov	38	Director

Our Board of Directors consists of four members. We currently do not provide any cash remuneration for acting as a Director. All directors may, however be reimbursed their expenses, if any, for attendance at meetings of the Board of Directors.

No family relationships exist between any of our present directors and officers, other than Richard Roer and Joey Chancis who are Father and Daughter.

The following is a brief account of the business experience during the past five years of each of our directors and executive officers:

Joey Chancis became our Chief Executive Officer, Director, and principal shareholder upon the closing of the acquisition of RAR Beauty, LLC on May 12, 2014. Mrs. Chancis founded the Joey New York Brand of products in 1993. She is the innovative driving force, as well as the inspiration of the company and is responsible for all aspects of the business including product development, creativity, design, marketing, promoting, production, sales and management. She is also the company’s spokesperson. Joey travels worldwide participating in personal appearances, events, television shows and radio, as well as, store openings and trade shows. Mrs. Chancis gained exposure in the skin care and cosmetic industry while working for two major beauty companies where she experienced all sides of the business from R&D to sales and marketing.

Richard Roer became our President, Director, and principal shareholder upon the closing of the acquisition of RAR Beauty, LLC on May 12, 2014. Richard Roer joined Joey New York Brand in December 1997 to manage the launch of the retail distribution strategy. He has extensive domestic and international experience in the fashion industry working for Leslie Fay as well as owning a prestigious fashion company. Mr. Roer also specialized in licensing popular international brands such as Fila and Roberto Cavalli, and was the first importer to bring these prestigious companies to the U.S. He also served as President of a fashion company that sold licensed apparel under the following trademarks: Anne Klein, Bill Blass, Bob Mackie, and Oleg Cassini. Building on these successful experiences, Mr. Roer is involved in numerous facets of the business, including the sales, marketing, finance and administrative functions.

Svetlana Gofman has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on December 22, 2011 until May 12, 2014. From 2007 to December 2011 she studied at Concordia University, John Molson School of Business, Montreal. She obtained a Bachelor degree in Commerce.

Evgeny Smirnov, graduated from Novosibirsk State University with bachelor degree in Management in 1998. Since that time he has been working at Smartur Ltd. For the past nine years he has been working as a deputy director of Smartur Ltd. Smartur Ltd. is located in Irkutsk, Russia and operates an automobile service center for premium class cars.

Legal and Disciplinary History

During the past ten years, none of our officers or directors have been the subject to any criminal civil or regulatory actions requiring disclosure under this item or precluding them from functioning in their executive or board capacities.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the past two fiscal years ended February 28, 2014 to:

●	all individuals who served as our chief executive officer, chief financial officer or acted in a similar capacity for us at any time during the fiscal year ended February 28, 2014 and
●
all individuals who served as executive officers of ours at any time during the fiscal year ended February 28, 2014  and received annual compensation during the fiscal year ended February 28, 2014 in excess of $100,000.

Summary Compensation Table

Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Total ($)

Svetlana Gofman Sole Officer and Director	2014 2013	0 0	0 0	0 0	0 0	0 0

Employment Agreements and Benefits

We currently do not currently provide any employee benefit or retirement programs. Our officers’ salaries are determined by the Board of Directors. Officers and employees may receive bonuses from time to time in the form of cash or equity at the sole discretion of the Board of Directors.

We currently do not currently have any compensation agreements in place with our officers or directors.

We may also pay bonuses to our named executive officers and other employees at the discretion of the board of directors.

Outstanding Equity Awards

We did not have any outstanding equity awards with any of our executive officers named in the Summary Compensation Table, effective February 28, 2014.

DIRECTOR COMPENSATION
The following table sets forth compensation received by our directors in the fiscal year ended February 28, 2014.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Svetlana Gofman	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors.  We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Compensation of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings.

We did not pay director's fees or other cash compensation for services rendered as a director in the year ended February 28, 2014 or February 28, 2013.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.  Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.  No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Board Meetings and Committees

Our Board of Directors had previously been of one individual.  Decisions of the Board of Directors were generally taken by written unanimous resolutions.  The current Board comprises four members and is intending to hold regularly scheduled meetings. The entire board provides the functions of Audit, Compensation and Governance committees until such time as charters for these committees can be adopted and they can be populated by independent directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

As of the date of this Current Report, other than as disclosed below and in this Current report, none of our directors, officers or principal stockholders, nor any associate or affiliate of the foregoing, have any interest, direct or indirect, in any transaction or in any proposed transactions, which has materially affected or will materially affect us.

On May 12, 2014, the Company completed an acquisition agreement with RAR Beauty, LLC, a Florida limited liability company (“RAR”). Pursuant to the Agreement the Company issued promissory notes totaling $3,000,000 due in twenty four months at 5% annual interest to the two members of RAR (Joey Chancis, our now CEO & Director and Richard Roer our now President & Director) in exchange for 100% of the membership interests of RAR. The Company also issued Svetlana Gofman, our then sole director and officer a promissory note for $15,600 due in sixty days at an annual interest rate of 5% for debt owed to her by the Company.

On August 28, 2013, we filed a certificate of change to execute a twenty for one forward split (the “Forward Split”) of our Common Stock. The Forward Split affected our outstanding Common Stock on the basis of 1 outstanding share being changed to 20 outstanding shares.

During 2013, a director of the Company advanced $10,500. The advances were non-interest bearing, unsecured and due on demand. Since Inception (December 22, 2011) to February 28, 2013, a director of the Company had incurred $4,900 in Company related expenses.  The same director also loaned $6,100 in cash to the Company.  The $11,000 amount owed is due on demand, non-interest bearing and unsecured.

On January 20, 2012, the Company issued 2,600,000 shares of common stock, to the sole officer and director, for $2,600 ($0.001/share).  (Post 20 for 1 forward split on August 28, 2013 this represents 52,000,000 common shares)

Director Independence
Our directors are not "independent," as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002.  Although our stock is not listed for trading on the Nasdaq Stock Market at this time, we are required to determine the independence of our directors by reference to the rules of a national securities exchange or of a national securities association (such as the Nasdaq Stock Market).  In accordance with these requirements, we have determined that Joey Chancis and Richard Roer are not "independent directors," as determined in accordance with Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, Inc. The Board has recently been expanded to four members and has appointed new officers. The Board will re-evaluate the continued service of Svetlana Gofman and evaluate our new director Evgeny Smirnov to determine if they are to be considered independent directors going forward.

LEGAL PROCEEDINGS
We are not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties.  As of the date of this report, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings.  We are not aware of any other legal proceedings pending or that have been threatened against us or our properties.

From time to time the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims, other than those disclosed above, are pending against or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “SITO”. The following table sets forth, for the fiscal quarters indicated, the high and low closing sale prices per share of our common stock. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The closing sale price of our common stock on May 12, 2013 was $1.50.

Quarter Ended	High	Low

February 28, 2014	$1.25	$0.38
November 30, 2013	$10.00	$0.50
August 31, 2013	$10.00	$0.15
May 30, 2013*	$0.15	$0.15

*Beginning April 15, 2013 when first volume was reported.
Note: The average trading volume per day of our common stock was less than 500 shares for the prior 12 month period.

Holders

As of May 12, 2014, there were approximately 24 record holders of our common stock. This does not include the holders of our common stock who held their shares in street name as of that date.

Dividends

We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future but rather intend to retain future earnings, if any, for reinvestment in our future business. Any future determination to pay cash dividends will be in compliance with our contractual obligations and otherwise at the discretion of the board of directors and based upon our financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Penny Stock Regulations
Our common stock is quoted in United States markets by the Pink Sheets under the symbol “JOEY.”  The sale price of our common stock has been reported below $5.00 per share in the recent past.  As such, the Company's common stock may be subject to provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), commonly referred to as the “penny stock rule.”

Section 15(g) sets forth certain requirements for transactions in penny stocks, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines “penny stock” to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  As long as the Company's common stock is deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors.

RECENT SALES OF UNREGISTERED SECURITIES
The following represent all sales of unregistered securities in the last two full fiscal years and the subsequent interim period up to the date hereof:

On May 12, 2014, the Company completed an acquisition agreement with RAR Beauty, LLC, a Florida limited liability company (“RAR”). Pursuant to the Agreement the Company issued promissory notes totaling $3,000,000 due in twenty four months at 5% annual interest to the two members of RAR (Joey Chancis, our now CEO & Director and Richard Roer our now President & Director) in exchange for 100% of the membership interests of RAR. The Company also issued Svetlana Gofman, our then sole director and officer a promissory note for $15,600 due in sixty days at an annual interest rate of 5% for debt owed to her by the Company.

On August 28, 2013, we filed a certificate of change to execute a twenty for one forward split (the “Forward Split”) of our Common Stock. The Forward Split affected our outstanding Common Stock on the basis of 1 outstanding share being changed to 20 outstanding shares.

On January 20, 2012, the Company issued 2,600,000 shares of common stock, to the sole officer and director, for $2,600 ($0.001/share).  (Post 20 for 1 forward split on August 28, 2013 this represents 52,000,000 common shares)

These issuance were completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution.  These shares are restricted securities and include an appropriate restrictive legend

DESCRIPTION OF THE REGISTRANT’S SECURITIES

The following sets forth the material terms of the Company’s securities.  However, a more complete description of the rights and liabilities of holders of our securities is contained in the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada.

Common Stock

Our authorized capital stock consists of 1,500,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

- have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

- are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

A holder of outstanding shares, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the currently filed Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing their name on the record of shareholders. Except as herein or in the currently filed Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Preferred Stock

Currently no preferred shares are issued and outstanding.

Share purchase warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this Current Report, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Nevada anti-takeover laws

Currently, we have no Nevada shareholders of record Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition law provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law.  The control share acquisition law is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.  An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Reports

We are required to file reports with the SEC under section 15(d) of the Securities Act. The reports are filed electronically. The reports we are required to file include Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our Transfer Agent is VStock Transfer, LLC, 77 Spruce Street, Suite 20, Cedarhurst, NY 11516,  www.VstockTransfer.com .

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.  Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions of State Law or our Articles of Incorporation or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements between the Company and its independent accountants on any matter of accounting principles or practices or financial statement disclosure during the prior two fiscal years and any subsequent interim periods.

FINANCIAL STATEMENTS AND EXHIBITS

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

Joey New York, Inc. includes by reference the following exhibits:

3.1	Articles of Incorporation, filed as exhibit 3.1 with the registrant’s Registration Statement on Form S-1; filed with the Securities and Exchange Commission on April 26, 2012.

3.1.1	Amended Articles of Incorporation; filed as exhibit 3.1 with the registrant’s Current Report on Form 8-K; filed with the Securities and Exchange Commission on September 5, 2013.

3.2	Bylaws, filed as exhibit 3.2 with the registrant’s Registration Statement on Form S-1; filed with the Securities and Exchange Commission on April 26, 2012.

Joey New York, Inc. includes herewith the following exhibits:

2.1
Acquisition Agreement between Joey New York Inc., a Nevada corporation, RAR Beauty, LLC a Florida limited liability company, Joey Chancis, an individual and Member of RAR, Richard Roer, an individual and member of RAR, Richard Chancis, an individual and Svetlana Goffman, an individual; dated May 1, 2013, effective May 7, 2014.

10.1+	Promissory Note – Between Joey New York, Inc. and Joey Chancis, dated May 12, 2012.

10.2+	Promissory Note – Between Joey New York, Inc. and Richard Roer Chancis, dated May 12, 2012.

10.3+	Promissory Note – Between Joey New York, Inc. and Svetlana Gofman, dated May 12, 2012.

23.1	Consent of Experts and Counsel – Consent of Independent Registered Public Accounting Firm

+ Each of these Exhibits constitutes a management contract, compensatory plan, or arrangement.

Joey New York, Inc. includes herein the following financial statements:

Joey New York, Inc. includes herein the following Pro Forma financial statements:

Unaudited Pro Forma Condensed Financial Statements	PAGE

Balance Sheets	F-3

Statements of Operations	F-4

RAR Beauty, LLC
(dba Joey New York)

FINANCIAL STATEMENTS
For the Years Ended December 31, 2013 and 2012
and
AUDIT REPORT OF INDEPENDENT ACCOUNTANTS

Report of Independent Registered Public Accounting Firm

Board of Directors and Members
RAR Beauty, LLC
Sunny Isles Beach, Florida

We have audited the accompanying balance sheets of RAR Beauty, LLC (dba Joey New York) as of December 31, 2013 and 2012 and the related statements of operations, statement of changes in members’ deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RAR Beauty, LLC as of December 31, 2013 and 2012 and the results of its operations, members’ deficit and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a history of losses and has incurred losses in the above referenced years of operation.  The Company requires capital to from equity or traditional financing to continue operations.  The Company has relied on the support of related parties, however, there is no written guarantee for continued support.  The Company may be unable to raise necessary equity or funding at acceptable terms to continue its’ business plan. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Messineo & Co., CPAs, LLC
Messineo & Co., CPAs, LLC
Clearwater, FL
March 17, 2014

RAR Beauty, LLC (dba Joey New York)
Balance Sheets

	December 31,
	2013	2012
ASSETS
Current Assets
Cash and cash equivalents	$2,205	$2,164
Accounts receivable	6,152	11,111
Inventory	98,661	120,784
Total Current Assets	107,018	134,059

Property and equipment, net of accumulated
depreciation of $3,151 and $1,842, respectively	3,392	4,701

TOTAL ASSETS	$110,410	$138,760

LIABILITIES AND PARTNERS' DEFICIT
Current Liabilities
Accounts payable	$155,670	$41,673
Loans from related parties	554,852	317,127
Total Current Liabilities	710,552	358,800

TOTAL LIABILITIES	710,552	358,800

Members' (Deficit)	(600,112)	(220,040)
TOTAL LIABILITIES AND PARTNERS' EQUITY	$110,410	$138,760

See auditor's report and notes to the audited financial statements

RAR Beauty, LLC (dba Joey New York)
Statements of Operations

	For the Year Months Ended
	December 31,
	2013	2012
Revenues	$132,489	$211,576
Cost of sales	83,657	121,347
	48,832	90,229

Operating Expenses
Marketing and sales	191,057	110,361
General and administrative	216,369	75,555
Depreciation and amortization	1,309	1,249
Total operating expenses	408,735	187,165

Net loss from operations	(359,903)	(96,936)

Other Income and Expenses
Interest expense	(20,169)	(5,400)

Net loss	$(380,072)	$(102,336)

See auditor's report and notes to the audited financial statements

RAR Beauty, LLC (dba Joey New York)
Statement of Members' Equity

	Member’s Capital
	Contributions	Accumulated
	(Distributions)	Deficit	Total

Balance, December 31, 2010	$--	$(117,704)	$(117,704)
Contributions	--	--	--
Net loss		(102,336)	(102,336)
Balance, December 31, 2011	--	(220,040)	(220,040)
Contributions	--	--	--
Net loss		(380,072)	(380,072)
Balance, December 31, 2012	$--	$(600,112)	$(600,112)

See auditor's report and notes to the audited financial statements

RAR Beauty, LLC (dba Joey New York)
Statements of Cash Flows

	December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(380,072)	$(102,336)
Adjustment to reconcile Net Income to net
cash provided by operations:
Depreciation and amortization	1,309	1,249
Changes in assets and liabilities:
Accounts receivable	4,959	4,353
Inventory	22,123	(49,928)
Accounts payable and accrued expenses	113,997	29,749
Net Cash Used in Provided by Operating Activities	(237,684)	(116,913)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	--	(1,199)
Net Cash Used in Investing Activities	--	(1,199)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party loans and advances	252,800	66,000
Repayments on related party loans and advances	(15,075)	--
Net Cash Provided by Financing Activates	237,725	66,000

Net increase (decrease) in cash and cash equivalents	41	(52,112)
Cash and cash equivalents, beginning of period	2,164	54,276
Cash and cash equivalents, end of period	$2,205	$2,164

Supplemental cash flow information
Cash paid for interest	$10,869	$--
Cash paid for taxes	$--	$--

See auditor's report and notes to the audited financial statements

RAR Beauty, LLC
(dba Joey New York)
Notes to Audited Financial Statements
December 31, 2013 and 2012

NOTE 1.  NATURE OF BUSINESS

ORGANIZATION

RAR Beauty, LLC was formed as a limited liability company on July 13, 2009 in the state of Florida. The Company is doing business under the name Joey New York. The company distributes natural skin care and beauty products on the wholesale and retail levels.

The Company’s headquarters is based in Sunny Isles Beach, Florida.   The Company seeks to increase market share and introduce its product line through multiple channel markets.  The company faces competition from nationally recognized firms that may have greater resources of personnel, capitalization, and reputation.  The company has therefore concentrated its efforts on product quality and performance.

Joey New York’s product lines include skin care treatments and beauty enhancements that are health conscious, effective and affordable.  In keeping with our beauty mission, we have stabilized and integrated through new technology the water from tender young green coconuts, blended with Indian ginseng extract, into our new fast-acting QUICK RESULTS skincare collection.

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  For the years ended December 31, 2013 and 2012, the Company has incurred a losses from operations of $380,072 and $102,336, respectively. The Company has a history of losses resulting in an accumulated deficit from operations totaling $600,112 since inception.  The Company intends to fund operations and continuing product development through debt and equity financing arrangements, which efforts may be insufficient to fund its capital expenditures, working capital and other cash requirements.  The Company cannot be certain that it will be successful in its efforts to attain such capital or that the terms of capital will be at acceptable terms.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

USE OF ESTIMATES
The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Significant estimates include considerations for allowance for doubtful accounts, product obsolescence and depreciation lives and methods. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS
The Company’s balance sheet includes certain financial instruments, primarily, cash, accounts receivable, inventory, accounts payable, and member loans. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

CASH
For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

ACCOUNTS RECEIVABLE
The company uses the reserve method of accounting for doubtful accounts. There were no material bad debts in 2013 and 2012. Based on prior experience no provision for doubtful accounts was deemed necessary.

CONCENTRATIONS AND CREDIT RISKS
The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash and cash equivalents and accounts receivable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Receivables - The Company issues credit to its customers, based on their credit worthiness.  The Company does not have a long history with its customers, to base its credit history and therefore has credit risk.  The Company has not incurred bad debts and therefore has not set a provision for doubtful accounts.  The Company has had sales to one customer, which represents approximately 27% of its sales for the year ending December 31, 2012.

INVENTORY
Inventory is stated at the lower of cost or market, determined by the first-in, first-out method.  Inventory consists solely of finished goods.

PROPERTY AND EQUIPMENT AND LONG-LIVED ASSETS
Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets, five years, utilizing the straight method.  Maintenance and repairs are expensed as incurred.  Expenditures which significantly increase value or extend useful asset lives are capitalized. When property or equipment is sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized.  The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation period or the undepreciated balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of property and equipment existed at December 31, 2013.

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  We did not recognize any impairment losses for any periods presented.

RELATED PARTIES
The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

REVENUE RECOGNITION
The Company recognizes revenue when it is realized or realizable and estimable in accordance with ASC 605, “Revenue Recognition”.    The Company will recognize revenue only when all of the following criteria have been met:
i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

We recognize a sale when the product has been shipped at which time risk of loss has passed to the customer and the above criteria have been met.

ADVERTISING
The Company follows ASC 720, “Advertising Costs,” and expenses costs as incurred.    Advertising costs incurred for the years ending December 31, 2013 and 2012 was $3,748 and $18,920, respectively.

RESEARCH AND DEVELOPMENT
The Company does not engage in research and development as defined in ASC Topic 730, “Accounting for Research and Development Costs.”

PRODUCT WARRANTIES
The Company has no history of warranty costs and expenditures.  The Company purchases products directly from manufacturers and relies upon warranties provided by the product manufacturer.  Any costs are to be expensed as incurred until such time that potential future costs may be estimated.  As of December 31, 2013 and 2012, no such costs have been incurred and no such costs are anticipated; therefore, no liability reserve has been established.

COMMITMENTS AND CONTINGENCIES
The Company follows ASC 450-20, “Loss Contingencies,” to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of December 31, 2013 and 2012.

RECENTLY ACCOUNTING PRONOUNCEMENTS
Recent accounting pronouncements issued by the FASB (Accounting Standards Update, including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future consolidated financial statements.

NOTE 3.  INVENTORY

Inventory consists of finished goods.  Inventory is carried at cost on a first-in-first-out basis (FIFO) and held at public warehouse, which performs shipping and distribution function.  All products held in inventory are of our popular brands ordered and anticipated minimal order quantities are held in inventory necessary to operate without backlog or delays in order fulfillment.   Products have not significantly changed from year to year and there is no concentration of suppliers.

NOTE 4.  PROPERTY AND EQUIPMENT

Property consists of equipment purchased for the production of revenues.  As of December 31,:

	2012	2011
Property and equipment	$6,543	$6,543
Less accumulated depreciation	3,151	1,842
Property and equipment, net	$3,392	$4.701

Assets are depreciated over there useful lives when placed in service.  Depreciation expense was $1,309 and $1,249 for the years ending December 31, 2013 and 2012, respectively.

NOTE 5.  INCOME TAXES

Prior to January 1, 2014, the Company reported its earnings as a partnership, consistent with elections under limited liability corporation provisions. Under this provision taxable income (loss) is passed-thru to the members and is taxed at the member’s ordinary tax rate, therefore there is no provision for income taxes for the years presented.

Temporary differences resulting from accelerated depreciation methods utilized for tax verses straight-line method used for GAAP financial reporting, as well as other temporary tax differences resulting from allowable tax accounting applications are considered immaterial and therefore no deferred tax asset or liability has been recognized in the periods presented.

NOTE 6.  COMMITMENTS AND CONTINGENCIES

RELATED PARTY

The Company has received cash advances and occasionally payments made on behalf of the Company from its members, for the purpose of meeting obligations.  These accumulated advances are considered payable on demand and are non-interest bearing.  The Company is indebted to its two members for an aggregate amount of $476,588 and $238,863, as of December 31, 2013 and 2012, respectively.  Interest has been imputed on amounts outstanding, resulting in interest expense in the amounts of $9,300 and $5,400, for the years ending December 31, 2013 and 2012, respectively.   Total amount of accrued interest is $16,900 and $7,600, as of December 31, 2013 and 2012, respectively.

The controlling members have pledged support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of these parties in the immediate future, for expansion and in order to meet its current obligations, until such time that revenues are generated to meet all current obligations and provide for necessary capital costs associated with growth plans.

Some of the officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by a member of the Company to use at no charge.

The Company does not have employment contracts with its key employees, including the members, who are officers of the Company.   The officers have not received nor accrued compensation for their services since the Company’s inception.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

LEGAL MATTERS
From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 7. SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 17, 2013, the date the financial statements were available to be issued.  Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

JOEY NEW YORK

PROFORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Financial Statements	PAGE

Balance Sheets

Statements of Operations

JOEY NEW YORK
PROFORMA FINANCIAL STATEMENTS
BALANCE SHEET

	Joey NY	RAR Beauty, LLC		Proforma
	11/30/13	12/01/13		Adjustments	Proforma
	(unaudited)	(audited)		(unaudited)	(unaudited)

Cash	$168	$2,205		$	$2,373
Accounts Receivable		6,152			6,152
Inventory		98,661			98,661
					-
Property and Equipment		3,392			3,392
Intangible assets					-
Total Assets	168	110,410		-	110,578

Accounts Payable and Accrued	1,668	155,670			157,338
Due to Related Parties	15,600	554,852			570,452
Note Payable			(a)	15,600	15,600
Note Payable, Related Party, Long Term			(b)	3,000,000	3,000,000

Common Stock	69,000	-			69,000
Deficiency in Capital Accounts	(40,900)	-	(c)	(45,200)	(3,086,100)
			(b)	(3,000,000)
Accumulated Deficit	(45,200)	(600,112)	(c)	45,200	(600,112)
Total Liabilities and Equity	168	110,410		15,600	126,178

JOEY NEW YORK
PROFORMA FINANCIAL STATEMENTS
STATEMENT OF OPERATIONS

	Joey NY	RAR Beauty, LLC	Proforma
	11/30/13	12/01/13	Adjustments	Proforma
	nine months	year	(unaudited)	(unaudited)
	(unaudited)	(audited)

Revenue	-	132,489	-	132,489
Cost of Sales	-	83,657	-	83,657
	-	48,832	-	48,832

General and administrative	23,703	407,426	-	431,129
Depreciation and amortization		1,309	-	1,309
Total Operating Expenses	23,703	408,735	-	432,438

Operating Loss	(23,703)	(359,903)	-	(383,606)
			-
Interest Expense	-	20,169	-	20,169

Net Loss	$(23,703)	$(380,072)	$-	$(403,775)

Loss per common share, basic and diluted				$(0.01)
Weighted Average Common Shares				69,000,000

(a) Per Acquisition Agreement, 1(f), promissory note issued for $15,600 to SG
(b) Per Acquisition Agreement, 1(g), promissory notes issued for $3,000,000 to RAR (2 @ $1.5M), payable within 2 years
Loan amount classified against APIC/Deficiency, as amount would otherwise constitute a write-up of assets.
(c) Close accumulated deficit of the shell company

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOEY NEW YORK , Inc

Date: May 16, 2014	By:	\s\ Joey Chancis
Name: CEO
Title: CEO
Principal Executive Officer

Date: May 16, 2014	By:	\s\ Richard Roer
Name: President
Title: President
Principal Financial Officer